Exhibit 99.1

As previously announced, TDS and USM will hold a joint teleconference on Feb. 4, 2004 at 10:00 a.m. Chicago time. Interested parties may listen to the call live on the TDS Web site at www.teldta.com in the Conference Call section of Investor Relations.

Contact:	Kenneth R. Meyers, Executive Vice President - Finance - U.S. Cellular (773) 399-8900 kmeyers@uscellular.com

Mark A. Steinkrauss, Vice President, Corporate Relations -TDS (312) 592-5384 mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR REPORTS FOURTH QUARTER RESULTS

Feb. 4, 2004, Chicago, Illinois — United States Cellular Corporation [AMEX:USM] reported service revenues of $620.6 million for the fourth quarter of 2003, up 8% from $575.4 million in the comparable period a year ago. The company recorded operating income of $24.3 million during the quarter, a decrease of $13.2 million, or 35%, from the fourth quarter of 2002. Operating expenses include a $22.3 million loss, primarily related to the assets to be sold to AT&T Wireless Services, Inc. [NYSE:AWE] (“AT&T Wireless”) pursuant to the transaction announced in November 2003. The company recorded a net tax benefit in the quarter of $0.5 million, primarily due to the benefits of net operating losses, including losses related to the sale of the South Texas markets. Net income and basic earnings per share were $20.6 million and $.24, respectively compared to $14.6 million and $.17, respectively, in the comparable period one year ago. In the fourth quarter of 2002, the company recorded $16.5 million of pre-tax losses ($15.9 million net of $0.6 million of taxes) related to the writedown in value of certain investments.

The company’s operating results include operations, through July 31, 2003, of the markets that were part of an exchange of assets with AT&T Wireless that occurred in August 2003. The company’s operating results include, and will continue to include through the transaction closing date, the operations of the markets that will be sold to AT&T Wireless pursuant to the transaction announced in November 2003.

Fourth Quarter Highlights

  Customer units totaled 4,409,000, a 7% increase from 4,103,000 customers one year earlier.

  Net customer unit activations from distribution channels totaled 141,000 during the quarter, compared to 160,000 activations for the same quarter of 2002. Fourth quarter 2003 activity reflects the writeoff of 16,000 prepaid customers and 10,000 postpay customers based on a review of certain accounts. The 10,000 postpay customer writeoffs are included in the fourth quarter postpay churn calculation.

  For the quarter, the company recorded postpay churn of 1.4%, which is favorable to industry averages and which is the company's lowest quarterly postpay churn rate since it began tracking the measure.

  Average monthly retail service revenue per customer increased 3% year-over-year in the quarter to $39.68, compared to $38.69 in the same period a year ago.

“2003 was a year of many successes and accomplishments for U.S. Cellular, and we capped the year with a quarter of very strong operating results,” said John E. Rooney, president and chief executive officer. “Retail service revenue per customer, or that portion of service revenues that we can most influence, was up for the eighth quarter in a row on a year to year basis. Service revenues increased 8% for the fourth quarter, on a year-over-year basis, and operating profitability, before a loss on assets held for sale, improved as well for the same period.

“All of us at U.S. Cellular are committed to satisfying customers. That’s the cornerstone of our dynamic organization, and it’s reflected in the focus of our associates on delivering exceptional customer service, whether through contact with our customers or the exceptional wireless service our upgraded networks provide. It was this focus on customer satisfaction that resulted in a 1.4% post pay churn rate in the quarter. This performance would be exceptional under any circumstance – it’s one of the best rates in the industry – but it is even more impressive given the highly competitive nature of our industry, which was made even more challenging this quarter with the introduction of wireless local number portability. Our emphasis on customer satisfaction is paying off: Most of our customers are staying, and we’re welcoming those from other carriers. We’ve had a net gain in customers from number portability since the FCC local number portability mandate took effect November 24.”

Accounting Matters

During the quarter, U.S. Cellular included in operating expenses a pre-tax loss of $22.3 million ($9.3 million net of $13 million of taxes), primarily related to the difference between the fair value and book value of the assets being sold to AT&T Wireless in the transaction announced in November 2003.

Also during the quarter, U.S. Cellular identified an impairment related to one of its minority investments, recording a $1.7 million pre-tax loss on investments for the period ($1.5 million net of $0.2 million of taxes) to reduce the investment to its fair value.

SFAS No. 143

U.S. Cellular adopted Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” effective Jan. 1, 2003. An asset retirement obligation is the cost of closing facilities and removing assets, or performing other remediation to a property as required by contractual agreement. This accounting principle requires entities to record the estimated fair value of a legal liability for an asset retirement obligation in the period it is incurred. Adoption of this standard in the first quarter of 2003 required U.S. Cellular to recognize estimated liabilities related to the future remediation of certain leased properties.

During the fourth quarter of 2003, the company revised the probability that leased cell sites would require remediation and determined that an additional remediation liability was required. As a result of this change, the company has restated its first-quarter 2003 financial statements to reflect a liability for future remediation of $54.4 million and a charge of $14.3 million, net of taxes and minority interest, as a cumulative effect of an accounting change. This cumulative effect reflects amounts that would have been charged to expense in prior years had SFAS No. 143 been effective for periods prior to Jan. 1, 2003.

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This change also required additional charges to income for depreciation and non-cash accretion expense in each of the first three quarters of 2003. A summary of these changes is included on page 8. The company will amend and re-file its Forms 10-Q for the quarters ended March 31, June 30 and Sept. 30, 2003 to reflect these changes.

U.S. Cellular Corporation, the nation’s eighth largest wireless service carrier, provides wireless service to more than 4.4 million customers in 147 markets throughout 26 states. The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: changes in circumstances or events that may affect the ability of the company to start up the operations of the licensed areas involved in the AWE transaction completed in August 2003; the ability of the company to successfully manage and grow the operations of the Chicago MTA; changes in the overall economy; changes in competition in the markets in which the company operates; advances in telecommunications technology; changes brought about by the implementation of wireless local number portability; changes in the telecommunications regulatory environment; changes in the value of investments, including variable prepaid forward contracts; changes in the capital markets that could adversely impact the availability, cost and terms of financing; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; pending and future litigation; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, retail service revenue per unit, churn rates, roaming rates and the mix of products and services offered in the company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by the Company with the Securities and Exchange Commission.

As previously announced, TDS and U.S. Cellular will hold a joint teleconference on Feb. 4, 2004 at 10:00 a.m. Chicago time. Interested parties may listen to the call live over the Internet by accessing the conference call section of www.uscellular.com, by accessing http://www.firstcallevents.com/service/ajwz396907186gf12.html or by calling 888/245-6674 Conference ID#4998907. The conference call will also be archived on the conference call section of the USM web site at www.uscellular.com. Certain financial and statistical information contained in the conference call presentation will be posted to the conference call page of the Investor Relations section of the U.S. Cellular web site, together with reconciliations of GAAP to any non-GAAP information to be disclosed, prior to the commencement of the call.

USM’s Internet Home Page: www.uscellular.com

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UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA

Quarter Ended	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02

Consolidated Markets:
Total population (000s) (1)	46,267	45,817	41,288	41,288	41,048
Customer units	4,409,000	4,268,000	4,343,000	4,240,000	4,103,000
Net customer unit activations	141,000	66,000	103,000	137,000	160,000
Market penetration (1)	9.53%	9.32%	10.52%	10.27%	10.00%
Markets in operation (2)	147	141	150	149	149
Cell sites in service	4,184	4,082	4,106	3,987	3,914
Average monthly revenue per unit (3)	$47.80	$49.05	$47.38	$45.05	$47.91
Retail service revenue per unit (3)	$39.68	$39.57	$38.69	$37.05	$38.69
Inbound roaming revenue per unit (3)	$3.90	$4.65	$4.41	$4.36	$5.37
Long-distance/other revenue per unit (3)	$4.22	$4.83	$4.28	$3.64	$3.85
Minutes of use (MOU) (4)	462	435	424	377	359
Postpay churn rate per month (5)	1.4%	1.6%	1.5%	1.6%	1.8%
Marketing cost per gross
customer unit addition (6)	$384	$405	$378	$358	$369
Capital Expenditures (000s)	$193,413	$135,111	$163,076	$140,926	$281,615

(1)	Market penetration is calculated using 2002 Claritas population estimates for 12/31/03, 9/30/03, 6/30/03 and 3/31/03 and 2001 Claritas estimates for 12/31/02. "Total population" represents the total incremental population of each of U.S. Cellular's consolidated markets, regardless of whether the market has begun marketing operations. The 12/31/03 and 9/30/03 total population counts exclude the population of the 10 markets transferred to AT&T Wireless Services, Inc. in the August 2003 transaction and include the population of the markets acquired from AT&T Wireless Services, Inc. in that transaction. The population of markets in which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless Services, Inc. are not included in the total population counts for any period.
(2)	Represents only those markets which have begun marketing operations.
(3)	Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:

Service Revenue per Financial Highlights	$620,639	$628,440	$610,109	$564,601	$575,387
Components:
Retail service revenue during quarter	$515,171	$506,983	$498,176	$464,341	$464,633
Inbound roaming revenue during quarter	$50,653	$59,638	$56,840	$54,606	$64,533
Long-distance/other revenue during quarter	$54,815	$61,819	$55,093	$45,654	$46,221
Divided by average customers during quarter (000s)	4,328	4,271	4,292	4,178	4,003
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$47.80	$49.05	$47.38	$45.05	$47.91
Retail service revenue per unit	$39.68	$39.57	$38.69	$37.05	$38.69
Inbound roaming revenue per unit	$3.90	$4.65	$4.41	$4.36	$5.37
Long-distance/other revenue per unit	$4.22	$4.83	$4.28	$3.64	$3.85

(4)	Average monthly local minutes of use per customer (without roaming)
(5)	Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.
(6)	Due to changes in accounting for agent rebates, for all periods shown this measurement is no longer calculable using information from the financial statements as reported. The numerator of this calculation is derived by adding Marketing and Selling Expenses and Cost of Equipment Sold, then subtracting Equipment Sales Revenues, then adding the amount of agent rebates related to the retention of current customers for each respective quarter. The numerator is then divided by the number of gross customer unit activations for each respective quarter to arrive at marketing cost per gross customer unit addition.

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UNITED STATES CELLULAR CORPORATION FINANCIAL HIGHLIGHTS Three Months Ended December 31 (Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)

	2003	2002	Amount	Percent

Operating Revenues
Service Revenues	$620,639	$575,387	$45,252	7.9%
Equipment Sales	41,749	26,546	15,203	57.3%

	662,388	601,933	60,455	10.0%

Operating Expenses
System Operations	137,438	130,324	7,114	5.5%
Marketing and Selling	119,886	119,703	183	0.2%
Cost of Equipment Sold	73,029	66,733	6,296	9.4%
General and Administrative	171,013	148,535	22,478	15.1%
Depreciation	102,235	83,704	18,531	22.1%
Amortization and Accretion	12,193	15,413	(3,220)	(20.9%	)
Loss on Assets Held for Sale	22,289	—	22,289	N/M

	638,083	564,412	73,671	13.1%

Operating Income	24,305	37,521	(13,216)	(35.2%	)

Investment Income	14,900	11,357	3,543	31.2%
Interest (Expense)	(17,094)	(16,885)	(209)	(1.2%	)
(Loss) on Investments	(1,700)	(16,545)	14,845	N/M
Other Income	2,110	2,786	(676)	(24.3%	)

Income Before Income Taxes and Minority Interest	22,521	18,234	4,287	23.5%
Income Tax Expense (Benefit)	(493)	(3,685)	3,192	86.6%

Income Before Minority Interest	23,014	21,919	1,095	5.0%
Minority Share of Income	(2,448)	(7,290)	4,842	66.4%

Net Income	$20,566	$14,629	$5,937	40.6%

Weighted Average Common and Series A Common Shares (000s) (Basic)	86,148	86,113	35

Earnings Per Common and Series A Common Share ("EPS") (Basic)	$0.24	$0.17	$0.07	41.2%

Earnings Per Common and Series A Common Share ("EPS") (Diluted)	$0.24	$0.17	$0.07	41.2%

N/M - Percent change not meaningful

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UNITED STATES CELLULAR CORPORATION FINANCIAL HIGHLIGHTS Twelve Months Ended December 31 (Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)

	2003	2002	Amount	Percent

Operating Revenues
Service Revenues	$2,423,789	$2,098,893	$324,896	15.5%
Equipment Sales	131,666	85,585	46,081	53.8%

	2,555,455	2,184,478	370,977	17.0%

Operating Expenses
System Operations	576,159	492,750	83,409	16.9%
Marketing and Selling	428,944	368,888	60,056	16.3%
Cost of Equipment Sold	248,539	185,283	63,256	34.1%
General and Administrative	654,994	505,237	149,757	29.6%
Depreciation	374,769	311,993	62,776	20.1%
Amortization and Accretion	57,564	39,161	18,403	47.0%
Loss on Assets Held for Sale	47,847	—	47,847	N/M

	2,388,816	1,903,312	485,504	25.5%

Operating Income	166,639	281,166	(114,527)	(40.7%	)

Investment Income	52,063	42,068	9,995	23.8%
Interest (Expense)	(64,607)	(47,878)	(16,729)	(34.9%	)
(Loss) on Investments	(5,200)	(295,454)	290,254	98.2%
Other Income	4,911	7,710	(2,799)	(36.3%	)

Income (Loss) Before Income Taxes and Minority Interest	153,806	(12,388)	166,194	N/M
Income Tax Expense (Benefit)	66,774	(7,541)	74,315	N/M

Income (Loss) Before Minority Interest	87,032	(4,847)	91,879	N/M
Minority Share of Income	(11,912)	(13,538)	1,626	12.0%

Income (Loss) Before Cumulative Effect of Accounting Change	75,120	(18,385)	93,505	N/M
Cumulative effect of accounting change, net of tax	(14,346)	4,097	(18,443)	N/M

Net Income (Loss)	$60,774	$(14,288)	$75,062	N/M

Weighted Average Common and Series A Common Shares (000s) (Basic)	86,136	86,086	50

Earnings Per Common and Series A Common Share ("EPS") (Basic)	$0.71	$(0.17)	$0.88	N/M

Basic EPS Before Cumulative Effect of Accounting Change	$0.88	$(0.22)	$1.10	N/M
Basic EPS from Cumulative Effect of Accounting Change	$(0.17)	$0.05	$(0.22)	N/M

Earnings Per Common and Series A Common Share ("EPS") (Diluted)	$0.70	$(0.17)	$0.87	N/M

Diluted EPS Before Cumulative Effect of Accounting Change	$0.87	$(0.22)	$1.09	N/M
Diluted EPS from Cumulative Effect of Accounting Change	$(0.17)	$0.05	$(0.22)	N/M

N/M - Percent change not meaningful

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UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) ASSETS

	December 31, 2003	December 31, 2002

Current Assets
Cash and cash equivalents
General funds	$9,822	$14,155
Affiliated cash equivalents	26	709

	9,848	14,864
Accounts receivable	286,980	315,251
Inventory	70,963	55,490
Prepaid expenses and other current assets	56,314	67,668

	424,105	453,273

Investments
Licenses	1,052,039	1,038,556
Goodwill	545,443	643,629
Customer list, net	24,448	40,087
License rights	42,037	—
Marketable equity securities	260,188	185,961
Investments in unconsolidated entities, net	170,569	161,451
Notes and interest receivable--long-term	6,476	7,287

	2,101,200	2,076,971

Property, Plant and Equipment
In service and under construction	3,441,177	3,085,583
Less accumulated depreciation	1,267,293	1,051,792

	2,173,884	2,033,791

Deferred Charges
System development costs, net	97,370	114,642
Other, net	26,565	21,164

	123,935	135,806

Assets of Operations Held for Sale	100,523	—

Total Assets	$4,923,647	$4,699,841

NOTE: Certain December 31, 2002 amounts have been changed to conform to current period presentation.

7a

UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) LIABILITIES AND SHAREHOLDERS' EQUITY

	December 31, 2003	December 31, 2002

Current Liabilities
Current portion of long-term debt	$3,000	$45,200
Current portion of long-term debt - affiliates	105,000	—
Notes payable	—	460,000
Accounts payable
Affiliates	4,252	4,958
Trade	281,306	301,929
Customer deposits and deferred revenues	93,789	82,639
Accrued interest	11,416	9,295
Accrued taxes	24,228	24,401
Accrued compensation	39,257	30,279
Other current liabilities	19,648	22,453

	581,896	981,154

Long-term Debt
Long-term debt-affiliates	—	105,000
6% zero coupon convertible debentures	157,659	148,604
7.25% unsecured notes	250,000	250,000
Variable prepaid forward contract	159,856	159,856
8.75% notes	130,000	130,000
6.7% notes	436,829	—
Other	10,000	13,000

	1,144,344	806,460

Deferred Liabilities and Credits	638,709	442,125

Minority Interest	60,097	55,068

Liabilities of Operations Held for Sale	2,427	—

Common Shareholders' Equity
Common Shares, par value $1 per share	55,046	55,046
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,308,963	1,307,185
Treasury Shares	(115,156)	(117,262)
Accumulated other comprehensive income	26,789	10,307
Retained earnings	1,187,526	1,126,752

	2,496,174	2,415,034

Total Liabilities and Shareholders' Equity	$4,923,647	$4,699,841

NOTE: Certain December 31, 2002 amounts have been changed to conform to current period presentation.

7b

UNITED STATES CELLULAR CORPORATION SUMMARY OF INCOME STATEMENT EFFECTS OF 2003 ACCOUNTING CHANGES

	Three Months Ended March 31, 2003			Three Months Ended June 30, 2003			Three Months Ended September 30, 2003			Nine Months Ended September 30, 2003

	As Reported	Effects of 2003 Accounting Changes	As Adjusted	As Reported	Effects of 2003 Accounting Changes	As Adjusted	As Reported	Effects of 2003 Accounting Changes	As Adjusted	As Reported	Effects of 2003 Accounting Changes	As Adjusted

(Dollars in thousands, except per share amounts)
Depreciation expense:
Changes related to SFAS 143 - reclassification of
retail/office leases		$(1,321)									$(1,321)
Changes related to SFAS 143 - depreciation for period		349			$359			$374			1,082

Total	$95,872	$(972)	$94,900	$87,104	$359	$87,463	$89,797	$374	$90,171	$272,773	$(239)	$272,534

Amortization and accretion expense (all changes related to
SFAS 143 - accretion for period)	$13,631	$1,046	$14,677	$16,167	$1,064	$17,231	$12,367	$1,096	$13,463	$42,165	$3,206	$45,371
Operating income (loss):
Changes related to SFAS 143 - reversal of one-time adjustment		$1,321									$1,321
Changes related to SFAS 143 - depreciation for period		(349)			$(359)			$(374)			$(1,082)
Changes related to SFAS 143 - accretion for period		(1,046)			(1,064)			(1,096)			$(3,206)

Total	$(6,189)	$(74)	$(6,263)	$54,459	$(1,423)	$53,036	$97,031	$(1,470)	$95,561	$145,301	$(2,967)	$142,334

Income tax expense (benefit) [income taxes related to above
impact on operating income (loss)]	$(1,118)	$(31)	$(1,149)	$22,247	$(591)	$21,656	$47,364	$(604)	$46,760	$68,493	$(1,226)	$67,267

Minority share of income [minority share of impact
on operating income (loss)]	$(3,257)	$28	$(3,229)	$(1,659)	$29	$(1,630)	$(4,633)	$28	$(4,605)	$(9,549)	$85	$(9,464)

Income (loss) before cumulative effect of accounting change	$(14,643)	$(15)	$(14,658)	$29,114	$(803)	$28,311	$41,739	$(838)	$40,901	$56,210	$(1,656)	$54,554

Cumulative effect of accounting change:
Changes related to SFAS 143 - retail/office leases		$(799)									$(799)
Changes related to SFAS 143 - cell site leases		(13,547)									$(13,547)

Total	$0	$(14,346)	$(14,346)	$0	$0	$0	$0	$0	$0	$0	$(14,346)	$(14,346)

Net income (loss)	$(14,643)	$(14,361)	$(29,004)	$29,114	$(803)	$28,311	$41,739	$(838)	$40,901	$56,210	$(16,002)	$40,208

Basic earnings per share before cumulative effect of accounting change	$(0.17)	$0.00	$(0.17)	$0.34	$(0.01)	$0.33	$0.48	$(0.01)	$0.47	$0.65	$(0.01)	$0.64

Basic earnings per share from cumulative effect of accounting change	$0.00	$(0.17)	$(0.17)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$(0.17)	$(0.17)

Basic earnings per share	$(0.17)	$(0.17)	$(0.34)	$0.34	$(0.01)	$0.33	$0.48	$(0.01)	$0.47	$0.65	$(0.18)	$0.47

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